Exhibit 21

Subsidiaries of Enpro Inc.
(as of December 31, 2025)

Consolidated Subsidiary Companies	Jurisdiction	Ownership %
Enpro Inc.	North Carolina	Public
EnPro Holdings, Inc.	North Carolina	100
AlpHa Measurement Holdings, LLC	Delaware	100
AlpHa Measurement Solutions, LLC	Texas	100
Aurora Scientific Instruments (Shanghai) Co., Ltd.	China	100
VATCO, LLC	Texas	100
AMI Holdco, Inc.	Delaware	100
Advanced Micro Instruments, Inc.	Delaware	100
Aseptic Group, LLC	North Carolina	100
Coltec Finance Company Limited	United Kingdom	100
Coltec Industries Pacific Pte Ltd	Singapore	100
Garlock Singapore Pte. Ltd.	Singapore	100
Garlock Taiwan Corporation	Taiwan	100
Link Seal Japan Ltd.	Japan	50
Technetics Group Japan Ltd.	Japan	100
Coltec International Services Co.	Delaware	100
STM Mex Operations, S. de R.L. de C.V.	Mexico	1
EnPro Associates, LLC	North Carolina	100
EnPro Industries Int'l Trading (Shanghai) Co., Ltd.	China	100
EnPro Hong Kong Holdings Company Limited	Hong Kong	100
Garlock Sealing Technologies (Shanghai) Co., Ltd.	China	100
STEMCO Vehicle Technology (Suzhou) Co., Ltd.	China	100
Garlock (Great Britain) Limited	United Kingdom	100
Garlock Hygienic Technologies, LLC	North Carolina	100
Garlock Sealing Technologies LLC	North Carolina	100
Garlock International Inc.	Delaware	100
Garlock of Canada Ltd.	Canada	100
Garlock de Mexico, S.A. de C.V.	Mexico	99.62
Garlock Overseas Corporation	Delaware	100
Garlock de Mexico, S.A. de C.V.	Mexico	0.38
Garlock Pty Limited	Australia	100
Garrison Litigation Management Group, Ltd.	North Carolina	100

Consolidated Subsidiary Companies	Jurisdiction	Ownership %
Enpro US Holdco, Inc.	North Carolina	100
EnPro German Holding GmbH	Germany	100
Garlock GmbH	Germany	100
PSI Products GmbH	Germany	100
Technetics Group Germany GmbH	Germany	100
Coltec Industries France SAS	France	100
Technetics Group France SAS	France	100
Aseptic Group	France	100
EnPro France E.U.R.L.	France	100
Lunar Investment, LLC	Delaware	100
LeanTeq Co., S.a.r.l.	Luxembourg	100
Lunar Technologies, S.a.r.l.	Luxembourg	100
LeanTeq LLC	California	100
Lunar Technologies, LLC	Delaware	100
Overlook Industries, Inc.	Massachusetts	100
Stemco Products, Inc.	Delaware	100
STM Mex Operations, S. de R.L. de C.V.	Mexico	99
Technetics Group LLC	North Carolina	100
Technetics Group Chicago, LLC	North Carolina	100
Technetics Group Daytona, Inc.	Delaware	100
Applied Surface Technology, Inc.	California	100
Technetics Group Singapore Pte. Ltd.	Singapore	100
Vision Investment, LLC	Delaware	100
Alluxa, Inc.	California	100
TCFII NxEdge LLC	Delaware	100
AceCo Precision Manufacturing LLC	Delaware	100
NxEdge, Inc.	Delaware	100
NxEdge Inc. of Boise	Delaware	100
NxEdge MH LLC	Delaware	100
NxEdge SC2, LLC	Delaware	100
NxEdge San Carlos, LLC	Delaware	100
NxEdge CSL, LLC	Nevada	100
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